UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2024

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously reported, on October 13, 2023, Ontrak, Inc. (“we,” “us,” “our,” or the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we no longer meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. The letter had no immediate effect on the listing of our common stock on The Nasdaq Capital Market. Under Nasdaq listing rules, we had a 180-calendar day period, or until April 10, 2024, to regain compliance with the Minimum Bid Price Rule.

As also previously reported, on April 11, 2024, we received a letter from the Staff notifying us that we had not regained compliance with the Minimum Bid Price Rule by April 10, 2024, and that, unless we request an appeal by April 18, 2024, our common stock will be scheduled for delisting from The Nasdaq Capital Market. We submitted a timely appeal request, which stayed the delisting of our common stock pending the decision of the Nasdaq Hearings Panel (“Panel”). We notified Nasdaq that if necessary, we intend to cure the non-compliance with the Minimum Bid Price Rule by implementing a reverse stock split.

On May 17, 2024, the Panel notified the Company that it determined to grant the Company a temporary exception to regain compliance with the Minimum Bid Price Rule. The temporary exception is subject to certain specified conditions, including obtaining stockholder approval for a reverse stock split on September 16, 2024, effecting a reverse stock split on or before September 23, 2024 and demonstrating compliance with the Minimum Bid Price Rule by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading sessions on or prior to October 7, 2024. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule. If the Company fails to regain compliance with the Minimum Bid Price Rule by October 7, 2024, the Company's common stock will be delisted.

The Company's common stock trades on The Nasdaq Capital Market under the symbol “OTRK.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: May 21, 2024	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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